                                 EXHIBIT 11.1

                         DocuCorp International, Inc.
                       Computation of Earnings per Share

                                                                                                             Three Months Ended
                                                               Year Ended July 31,                               October 31,
                                       -----------------------------------------------------------------   ------------------------
                                           1993        1994         1995         1996          1997           1996         1997
                                       -----------  -----------  -----------  -----------  -------------   -----------  -----------
NET INCOME (LOSS) PER SHARE:

BASIC

Net income (loss)                      $ 1,807,077  $ 2,169,470  $ 2,002,920  $ 2,321,280  $ (16,101,787)  $   576,940  $   719,205
                                       ===========  ===========  ===========  ===========  =============   ===========  ===========
Weighted average shares outstanding
  used in the basic net income (loss)
  per share calculation                  4,606,772    5,300,745    5,673,510    6,201,684      5,980,718     6,472,359    5,133,353
                                       ===========  ===========  ===========  ===========  =============   ===========  ===========
Net income (loss) per share            $      0.39  $      0.41  $      0.35  $      0.37         $(2.69)  $      0.09  $      0.14
                                       ===========  ===========  ===========  ===========  =============   ===========  ===========
DILUTED

Net income (loss)                      $ 1,807,077  $ 2,169,470  $ 2,002,920  $ 2,321,280  $ (16,101,787)  $   576,940  $   719,205
                                       ===========  ===========  ===========  ===========  =============   ===========  ===========

Weighted average shares outstanding      4,606,772    5,300,745    5,673,510    6,201,684      5,980,718     6,472,359    5,133,353

Additional weighted average shares
  from assumed exercise of dilutive
  stock options and warrants, net of
  shares to be repurchased with
  exercise proceeds                      3,688,786    2,813,245    2,491,763    2,179,486             -      1,696,264    2,079,592
                                       -----------  -----------  -----------  -----------  -------------   -----------  -----------
Weighted average shares outstanding
  used in the diluted net income (loss)
  per share calculation                  8,295,558    8,113,990    8,165,273    8,381,170      5,980,718     8,168,623    7,212,945
                                       ===========  ===========  ===========  ===========  =============   ===========  ===========

Net income (loss) per share            $      0.22  $      0.27  $      0.25  $      0.28         $(2.69)  $      0.07  $      0.10
                                       ===========  ===========  ===========  ===========  =============   ===========  ===========

                                 EXHIBIT 11.1

                         DocuCorp International, Inc.
                       Computation of Earnings per Share
                                  (continued)

                                                                   Year Ended         Three Months Ended
                                                                    July 31,             October 31,
                                                                      1997                  1997
                                                                ---------------         -------------
PRO FORMA NET INCOME (LOSS) PER SHARE:

BASIC

Net Income (loss)                                               $  (16,101,787)         $     719,205
                                                                ===============         =============
Weighted average shares outstanding used in the basic
 pro forma net income (loss) per share calculation                   7,377,271             10,759,954
                                                                ===============         =============
Pro forma net income (loss) per share                                   ($2.18)                 $0.07
                                                                ===============         =============

DILUTED

Net income (loss)                                               $  (16,101,787)         $     719,205
                                                                ===============         =============
Weighted average pro forma shares outstanding                        7,377,271             10,759,954

Additional weighted average shares from assumed
 exercise of dilutive stock options and warrants,
 net of shares to be repurchased with exercise
 proceeds                                                                   --              2,079,592
                                                                ---------------         -------------
Weighted average shares outstanding used in the diluted
 pro forma net income (loss) per share calculation                   7,377,271             12,839,546
                                                                ===============         =============
Pro forma net income (loss) per share                                   ($2.18)                 $0.06
                                                                ===============         =============

SUPPLEMENTAL PRO FORMA NET INCOME (LOSS)
 PER SHARE:

BASIC

Net income (loss)                                               $  (16,101,787)         $     719,205

Pro forma interest expense adjustment reflecting
 repurchase of debt with proceeds from offering,
 net of tax                                                            113,230                115,651
                                                                ---------------         -------------
Supplemental pro forma net income (loss)                        $  (15,988,557)         $     834,856
                                                                ===============         =============
Weighted average pro forma shares outstanding                        7,377,271             10,759,954

Assumed issuance of shares needed to repurchase debt                 2,034,275              1,596,423
                                                                ---------------         -------------
Weighted average shares outstanding used in the basic
 supplemental pro forma net income (loss) per
 share calculation                                                   9,411,546             12,356,377
                                                                ===============         =============
Supplemental pro forma net income (loss) per share                      ($1.70)                 $0.07
                                                                ===============         =============

DILUTED

Net income (loss)                                               $  (16,101,787)         $     719,205

Pro forma interest expense adjustment reflecting
 repurchase of debt with proceeds from offering,
 net of tax                                                            113,230                115,651
                                                                ---------------         -------------
Supplemental pro forma net income (loss)                        $  (15,988,557)         $     834,856
                                                                ===============         =============
Weighted average pro forma shares outstanding                        7,377,271             10,759,950

Additional weighted average shares from assumed
 exercise of dilutive stock options and warrants,
 net of shares to be repurchased with exercise
 proceeds                                                                   --              2,079,592

Assumed issuance of shares needed to repurchase debt                 2,034,275              1,596,423
                                                                ---------------         -------------
Weighted average shares outstanding used in the diluted
 supplemental pro forma net income (loss) per share
 calculation                                                         9,411,546             14,435,965
                                                                ===============         =============
Supplemental pro forma net income (loss) per share                      ($1.70)                 $0.06
                                                                ===============         =============

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